ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                             ARTHUR ANDERSEN LLP



Phoenix, Arizona,
January 16, 1998.